TRADEMARK ASSIGNMENT AGREEMENT

This Trademark Assignment Agreement (the "Agreement") is effective as of April 21, 2014, between Mark Lucero, an individual and Trademark Holdings LLC (collectively the "Assignors") and Vodka Brands, Inc. a Pennsylvania corporation ("Assignee").

WHEREAS, the Assignors own the trademarks and registrations as defined in Exhibit A (the "Trademark").

WHEREAS, the Assignors agree to assign, sell and transfer the Trademarks to the Assignee in exchange for the consideration set forth herein;

WHEREAS, Assignee agrees to deliver the consideration in exchange for the assignment, sale and transfer of the Trademark.

NOW, THEREFORE, in consideration the mutual covenants, representations, warranties and obligations set forth in this Agreement, the parties hereby agree as follows:

1.

Sale, Assignment and Transfer of the Trademark

The Assignors hereby assign, transfer and sell all of their right, title, and interest in and to the Trademark, including all goodwill associated therewith, free from any notice or claim asserted or threatened by any third party due to the infringement of any trade name, trademark, service mark, copyright, or license of any person or organization.

2.

Consideration for the Trademark

The Assignee shall deliver three million (3,000,000) shares of the restricted common stock with no par value (the "Shares") of Trademark Holdings LLC , issued in the name of Mark Lucero as payment in full of the purchase price for the Trademark being sold hereunder. The certificate representing the Shares shall bear the following restrictive legend:

"Tlte Common Sltares represented by tltis certificate have not been registered under tlte Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any otlter jurisdiction. The Common Shares represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the Common Sharesunder applicable securities laws unless offered, sold or transferred pursuant to an available exemptionfrom the registration requirements of those laws."

3.

Recording of Assignment and Registration Fees

Upon execution hereof, the Assignors shall deliver an assignment in favor of Assignee in the form attached hereto which shall be filed in the U.S. Patent and Trademark Office within one year of execution hereof, with exclusive rights to the benefit of the assignee starting upon signing. The registration for the change of the registered owner of the Trademarks shall be undertaken by the Assignee and the Assigee shall bear the registration fees incurred hereby.

4.

Representations and Warranties

4.1

The Assignors hereby represents and warrants as follows:

4.1.1

Trademark Holdings LLC is a company duly registered and validly existing under the Jaws of the state of Pennsylvania.

4.1.2

the Assignors have the exclusive ownership of the Trademark and no rights or  equity of any third party is prejudiced due to the using of the Trademarks. There is no litigation or any other disputes arising from or relating to the Trademarks.

4.1.3

the Assignors have full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

4.1.4

once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignors enforceable against them in accordance with its terms upon its execution.

4.1.5

the Assignors have never licensed,assigned, transferred or sold the Trademark to any third party;

4.1.6

the Assignors will not engage in any action that will be of detriment to the validity of the Trademark after the completion of the assignment.

5.

Effective Date and Term

This Agreement has been duly executed by their authorized representatives as of the date first set forth above and shall be effective simultaneously.

6.

Applicable Law

The validity, interpretation and implementation of this Agreement shall be governed by the laws of state of Pennsylvania.

7.

Severability

Any provision of this Agreement which  is  invalid  or  unenforceable  in  any jurisdiction  shall,  as to that jurisdiction, be ineffective to the el>1. :ent of such invalidity or unenforceability, without affecting in any way the remaining provisions  hereof  in  such  jurisdiction  or  rendering  that  any  other provision  of this  Agreement  invalid  or unenforceable  in any other jurisdiction.

8.

Exhibits

The Exhibits referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

In Witness Thereof the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

  Trademark Holdings, LLC

  By:/s/ Mark Lucero

  Its:     CEO   Managing Member

 Vodka Brands Corp.

 By: Mark Lucero

 Its CEO

EXHIBIT A

TRADEMARKS AND REGISTRATION NUMBER

Trademark Registration Number

Blue Diamond

78523193

Diamond Girl

85587393

EXHIBIT B TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT (herein referred to as the "Assignment") is made and entered into on April (the "Effective Date") by and between Trademark Holdings LLC, a Pennsylvania Limited Liability Company (the "Assignor") and  Vodka Brands Corp, a Pennsylvania corporation (the  "Assignee")

WHEREAS, the Assignor is the sole and rightful owner of certain trademarks and/or service marks and the corresponding registrations and/or applications for registration (collectively referred to as the Trademark) set forth in Exhibit A attached hereto; and

WHEREAS, the Assignee desires to purchase or acquire the Assignor's right, title, and interest in and to the Trademarks; and

WHEREAS, the Assignor and Assignee are both duly authorized and capable of entering into this Assignment.

NOW, THEREFORE, for valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:

1 .   ASSIGNMENT

The Assignor does hereby sell, assign, transfer and set over to Assignee all of its right, title, and interest in and to the Trademarks in the United States and all jurisdictions outside the United States including, without limitation, the ongoing and existing portion of the Assignor's business associated with the Trademarks, together with the goodwill of the business connected with and symbolized by the Trademarks (including, without limitation, the right to sue and recover for any past or continuing infringements or contract breaches related to the Trademarks, the right to renew any registrations included in the Trademarks, the right to apply for trademark registrations within or outside the United States based in whole or in part upon the Trademarks, and any priority right that may arise from the Trademarks), the same to be held and enjoyed by Assignor had this sale, assignment, transfer and conveyance not been made.

The Assignor authorizes the United States Patent and Trademark Office and any other applicable jurisdictions outside the United States to record the transfer of the registrations and/or registration applications set forth in Exhibit A to Assignee as recipient of Assignors entire right, title and interest therein.

Assignor further agrees to upon the request and at the expense of Assignee: (a) cooperate with Assignee in the protection of the trademark rights and prosecution and protection of foreign counterparts; (b) execute, verify, acknowledge and deliver all such further papers, including registration applications and instruments of transfer; and (c) form such other acts as Assignee lawfully may request to obtain or maintain the Trademarks and any and all applications and registrations for the Trademarks.

2.

WARRANTY

Assignor warrants that Assignor is the legal owner of all right, title and interest in the Trademark, tliat the Trademark has not been previously pledged, assigned, or encumbered and that this Assignment does not infringe on the rights of any person.

3.

GOVERNING LAW

This Assignment is governed by, and is to be construed in accordance with the laws of the State of Pennsylvania.

4.

ENTIRE AGREEMENT

This Assignment constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

5.

SEVERABILITY

If one or more provisions of this Assignment are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Assignment, (ii) the balance of the Assignment will be interpreted as if such provision were so excluded, and (iii) the balance of the Assignment will be enforceable in accordance with its terms.

6.

ADVICE OF COUNSEL

EACH PARTY ACKNOWLEDGES THAT IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

IN WITNESS whereof, the Assignor and Assignee have executed this Agreement as of the Effective Date.

Trademark Holdings LLC

  By:/s/ Mark Lucero

Chief Executive Officer - Managing Member

Vodka Brand Corp

By:/s/ Mark Lucero

Mark Lucero

Chief Executive Officer